As filed with the Securities and Exchange Commission on July 13, 1999

                                                      REGISTRATION NO. 333-78529
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                Post Effective Amendment No. 1
                                    FORM S-4/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              MOTOR CLUB OF AMERICA
             (Exact name of registrant as specified in its charter)


NEW JERSEY                                   6331                          22-0747730
(State or other jurisdiction       (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)  Classification Code Number)        Identification Number)


                                95 Route 17 South
                         Paramus, New Jersey 07653-0931
                                 (201) 291-2000

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Stanley U. North III, Esq.
                Sills Cummis Radin Tischman Epstein & Gross, P.A.
                              One Riverfront Plaza
                                Newark, NJ 07102
                                 (973) 643-7000

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                               ------------------
                             Gregory S. Fryer, Esq.
                               Verrill & Dana, LLP
                               One Portland Square
                                  P.O. Box 586
                               Portland, ME 04112
                                 (207) 774-4000

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

     (a)  Exhibits

     The following is a list of exhibits filed as part of this Registration Statement.

     2.1 Agreement and Plan of Merger dated as of March 16, 1999 between Motor Club of America and North East Insurance Company, as amended and restated as of May 28, 1999 (Included as Annex A to the proxy statement/prospectus).

     3.1 Articles of Incorporation of Motor Club (incorporated by reference to __________)

     3.2  Bylaws of Motor Club (incorporated by reference to __________)


     5.1 Opinion of Sills Cummis Radin Tischman Epstein & Gross, P.A., regarding validity of the shares of Motor Club stock being registered.*

     10.1 Undertaking and Agreement dated _______, 1999 among North East, Ronald
A. Libby and Motor Club.*

     21.1 Subsidiaries of Motor Club*

     23.1 Consent of PricewaterhouseCoopers LLP*

     23.2 Consent of PricewaterhouseCoopers LLP*

     23.3 Consent of Sills Cummis Radin Tischman Epstein & Gross, P.A. (Included in the opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference)

     24.1 Powers of Attorney (included on signature page to this Registration Statement)

     99.1 Form of Proxy of Motor Club

     99.2 Form of Proxy of North East

     99.3 Press Release of Motor Club, dated July 12, 1999*

     99.4 Press Releaswe of North East, dated July 13, 1999*
----------------------
* Filed herewith


                                      II-1

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paramus, New Jersey on July 13, 1999.

                              MOTOR CLUB OF AMERICA


                              By:  /s/ Stephen A. Gilbert
                                   _____________________________
                                   Stephen A. Gilbert
                                   President and Chief Executive Officer



            Signature                    Title           Date

/s/Stephen A. Gilbert     President, Chief Executive              July 13, 1999
------------------------  Officer and Director
Stephen A. Gilbert

/s/Patrick J. Haveron     Executive Vice President, Chief         July 13, 1999
------------------------  Financial Officer and Chief
Patrick J. Haveron        Accounting Officer and Director


/s/Archer McWhorter       Chairman of the Board and Director      July 13, 1999
------------------------
Archer McWhorter

/s/William E. Lobeck, Jr. Director                                July 13, 1999
------------------------
William E. Lobeck, Jr.

/s/Archer McWhorter, Jr.  Director                                July 13, 1999
------------------------
Archer McWhorter, Jr.

/s/Alvin E. Swanner       Director                                July 13, 1999
------------------------
Alvin E. Swanner

/s/ Malcolm Galatin       Director                                July 13, 1999
------------------------
Malcolm Galatin


                                      II-4

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